EXHIBIT 99

                              FOR IMMEDIATE RELEASE

BLACK HILLS CORPORATION
PO Box 1400                  Contact:  Mark T. Thies          Dale T. Jahr
Rapid City, SD  57709                  Sr.  Vice President    Director of
Phone:   (605) 721-1700                and CFO                Investor Relations
Fax:     (605) 721-2599                (605) 721-2331         (605) 721-2326
www.blackhillscorp.com                                        djahr@bh-corp.com


          Black Hills Corporation Announces Settlement with PacifiCorp

     o    Settlement agreement resolves coal contract dispute
     o New agreements provide for expanded coal sales and multi-year contract extension

         RAPID CITY, SD--April 6, 2001--Black Hills Corporation (NYSE: BKH) today announced that its coal mining subsidiary Wyodak Resources Development Corporation has reached a settlement with PacifiCorp whereby ongoing litigation between the parties related to coal sales for PacifiCorp's Wyodak Power Plant has been withdrawn. A new coal supply contract for the Wyodak Plant and other agreements have been executed as a result of the settlement.

         The new coal supply contract for PacifiCorp's Wyodak Plant extends the term of the contract from 2013 to 2022. Under the contract, Wyodak Resources will receive a lump sum cash payment, while the coal sale price to PacifiCorp will be reduced and PacifiCorp's minimum annual coal purchase obligation will increase. Under the terms of a new coal sales agreement, Wyodak Resources will also sell additional coal for delivery to other PacifiCorp power plants from late 2001 through 2003 and Wyodak Resources will have an option to sell additional coal to PacifiCorp through 2010.

         Black Hills Corporation (www.blackhillscorp.com) is a diverse energy and communications company with three business groups: Black Hills Energy Ventures, the independent energy group which generates electricity and produces and markets natural gas, oil and coal; Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Black Hills FiberCom, a broadband communications company offering bundled telephone, high speed internet and cable entertainment services.

         The above information includes "forward-looking statements" as defined by the Securities and Exchange Commission. These statements concern the Company's plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included above that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words believe, intend, anticipate, estimate, aim, project and similar expressions are also intended to identify forward-looking statements. These forward-looking statements may include, among others, such things as expansion and growth of the Company's business and operations; future financial performance; future acquisition and development of power plants; future production of coal, oil and natural gas; reserve estimates; future communications customers; and business strategy. These forward-looking statements are based on assumptions which the Company believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting the Company's business. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements, including the following factors: prevailing governmental policies and regulatory actions with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition; changes in and compliance with environmental and safety laws and policies; weather conditions; population growth and demographic patterns; competition for retail and wholesale customers; pricing and transportation of commodities; market demand, including structural market changes; changes in tax rates or policies or in rates of inflation; changes in project costs; unanticipated changes in operating expenses or capital expenditures; capital market conditions; counterparty credit risk; technological advances; competition for new energy development opportunities; and legal and administrative proceedings that influence the Company's business and profitability. Any such forward-looking statements should be considered in conjunction with Black Hills Corporation's most recent annual report on Form 10-K and its interim quarterly reports on Form 10-Q on file with the Securities and Exchange Commission. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for the Company to predict all such factors, or to the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. The Company assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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